Exhibit 10.2

iSHARES® GOLD TRUST MICRO SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Agreement”) is made as of ____________, 2021, by and between BlackRock Institutional Trust Company, N.A. (f/k/a Barclays Global Investors, N.A.), a national banking association organized under the laws of the United States (“BlackRock”) and The Bank of New York Mellon (f/k/a The Bank of New York), a banking corporation organized under the laws of the State of New York acting in its capacity as trustee (the “Trustee”) of the iShares Gold Trust Micro, a trust organized under the laws of the State of New York (the “Trust”).

RECITALS

WHEREAS, pursuant to that certain License Agreement dated January 29, 2004 (the “License Agreement”) between The Bank of New York Mellon (in its individual capacity, “BNY Mellon”), and BlackRock (Attachment A), BlackRock obtained a license to use in connection with Gold-Based Securities Products (as defined in the License Agreement) certain intellectual property (the “Licensor Patent Rights”); and

WHEREAS, BlackRock has the right pursuant to the License Agreement to sublicense its rights thereunder to the Trust; and

WHEREAS, the Trust wishes to have the right to use the Licensor Patent Rights in connection with its operation as an exchange-traded product, as described in the Registration Statement on Form S-1 of the Trust, Registration No. 333-253614, as amended from time to time (the “Registration Statement”); and

WHEREAS, BlackRock wishes to grant a sublicense to the Trust for the use of the Licensor Patent Rights;

NOW, THEREFORE, the parties agree as follows:

1.     Certain Definitions. For the purposes of this Agreement, capitalized terms shall have the meanings set forth in this Agreement and in the License Agreement.

2.     Grant of Sublicense. Subject to the terms and conditions of this Agreement, BlackRock hereby grants to the Trust a sublicense to use the Licensor Patent Rights in the manner set forth in, and subject to the terms of, the License Agreement.

3.     Performance of Obligations Under the License. The Trust will be responsible for performing all of BlackRock’s obligations under the License Agreement (other than the payment of any license fees), as such obligations relate to use of the Licensor Patent Rights.

4.     Fees. The Trust shall have no obligation to pay any sublicense fees to BlackRock or the Trustee under this Agreement.

5.     Termination. This Agreement shall terminate upon the earlier to occur of (a) termination of the License Agreement, or (b) termination of the Trust. BlackRock shall notify the Trustee as soon as reasonably practicable of the occurrence of the event described in (a) above. Upon termination of this Agreement, the Trust’s right to use the Licensor Patent Rights pursuant to the License Agreement shall terminate immediately.

6.     Indemnification.

a.     The Trust shall indemnify and hold harmless BlackRock, its officers, employees, agents, successors, and assigns against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ fees and experts' fees) resulting from any claim, action or proceeding (collectively “claims”) that arises out of or relates to any breach by BlackRock of its covenants, other obligations, representations, or warranties under the License Agreement caused by the actions or inactions of the Trust. The provisions of this section shall survive termination of this Agreement.

b.     BlackRock shall indemnify and hold harmless the Trust against all judgments, damages, costs or losses of any kind (including reasonable attorneys’ fees and experts’ fees) resulting from any claims that arise out of or relate to any assertion by BNY Mellon that the business or operations of the Trust, as described in the Registration Statement, violate Licensor Patent Rights.

7.     Assignment. The Trustee will not make, or purport to make, any assignment or other transfer of this Agreement on behalf of the Trust except with the prior written consent of Blackrock. BlackRock may assign its rights and obligations under this Agreement effective upon the giving of written notice to the Trustee.

8.     Amendment. No provision of this Agreement may be waived, altered, or amended except by written agreement of the parties.

9.     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

10.    Construction. Headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Agreement shall be construed and interpreted under the laws of the State of New York.

11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written, with intent to be bound hereby.

BLACKROCK INSTITUTIONAL TRUST COMPANY, N.A.

By:
Name:
Title:
Date:

THE BANK OF NEW YORK MELLON, acting in its capacity as trustee of the iShares Gold Trust Micro

By:
Name:
Title:
Date: